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                                                               EXHIBIT 10.77

                            SECURED PROMISSORY NOTE


$12,313,625                                              December 31, 1995
Concord, California


        This Secured Promissory Note ("Note") is made as of the date stated above by JBW & Co., Inc., a California corporation with its principal business office at 1450-C Enea Circle #690, Concord, California 94524-4064 ("Maker"), to the order or assigns of Transco Syndicate #1 Ltd., an Illinois corporation with its principal business office at 311 South Wacker Drive, Suite 500, Chicago, Illinois 60606 ("Transco").

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                                    PAYMENT


        For value received, Maker promises to pay to the order or assigns of Transco, at Transco's office at the address stated above or such other place as Transco may from time to time designate in writing to Maker, the principal sum of TWELVE MILLION THREE HUNDRED THIRTEEN THOUSAND SIX HUNDRED TWENTY FIVE DOLLARS ($12,313,625) (the "Principal Amount"). The Principal Amount shall be payable in installments, with interest thereon, as follows:

        1.1 NINE YEAR REPAYMENT OF PRINCIPAL. From the date of execution of this Note until the entire Principal Amount has been paid, the Principal Amount shall bear interest at a simple annual rate of seven percent (7%) per annum. Beginning on January 1, 1996, the Principal Amount shall be amortized and paid over a nine (9) year period (unless the Principal Amount and accrued but unpaid interest become payable sooner as provided herein), and shall be payable, together with interest, in quarterly installments on each March 31, June 30, September 30, and December 31 of each consecutive year until December 31, 2004, at which time all remaining principal and any accrued but unpaid interest shall become payable in full. To the extent there is a default in any installment payment of principal and interest during the 1996 calendar year, such default shall not be considered an "Event of Default" as defined in this Note.

        1.2 EIGHT YEAR REPAYMENT OF PRINCIPAL. Beginning on January 1, 1997, the remaining Principal Amount and any accrued but unpaid interest (which shall then become the Principal Amount) shall be amortized and paid over an eight (8) year period (unless the such amounts become payable sooner as provided herein), and shall be payable, together with interest at a simple annual rate of seven percent (7%) per annum, in quarterly installments on each March 31, June 30, September 30, and December 31 of each consecutive year until December 31, 2004, at which time all remaining principal and any accrued but unpaid interest shall become payable in full.


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        1.3     APPLICABLE CURRENCY.  (a)  All amounts set forth herein are stated in United States Dollars. All principal and interest payments hereunder shall be paid in lawful money of the United States, or in securities listed on a national securities exchange or quoted in the automated quotation system of the National Association of Securities Dealers, Inc. with a fair market value on the date of payment equal to 105% of the amount of the payment required to be made by Maker on such date, or Maker may make such payments by conveying free and clear title (CTLA title insurable) to that certain improved real property described as 3192 17 Mile Drive, Pebble Beach, California and being Monterey County Assessor's Parcel No. 008-453-009, County of Monterey, State of California. (b) If securities are used for such principal and interest payments, then such securities must be unrestricted and freely tradeable in accordance with all applicable federal and state securities laws, and may not (together with any other securities previously transferred to Transco in payment of Maker's obligations hereunder) represent more than 15% of the outstanding equity interests in any single entity or group of affiliated entities. In the event that, within two business days following receipt of such securities from Maker, Transco sells any or all of such securities through the exchange or quotation system on which they are listed and receives through such sale an amount less than the payment required under this Note (determined pro rata on the basis of the number of securities sold), Maker shall pay the deficit to Transco in cash within one business day following receipt of notice of such deficit from Transco. (c) If the real property is used for such principal and interest payments, the equivalent amount of cash of such payments shall be deemed to be $12,313,625 unless the then current appraisals (i.e., as of the date of transfer/payment) shows a fair market value less than $11,500,000. Any remaining principal and accrued but unpaid interest and any amount by which the fair market value of the real property is less than $11,500,000 following application of the real property as payment shall be paid to Maker in the form of the money of the United States, listed securities as defined herein, or a combination thereof. (d) All payments shall first be applied to interest then due, with the remainder to principal.

        1.4 OPTIONAL PRE-PAYMENTS. Maker may prepay the indebtedness evidenced by this Note, in whole or in part, without premium or penalty, at any time or from time to time, upon thirty (30) days' prior notice to Transco. Any prepayments shall be applied first to accrued but unpaid interest due hereunder, and second to the outstanding Principal Amount hereof. Any partial prepayment shall not postpone the due date of any subsequent installments of principal and interest, or change the amount of any such installment, unless Transco shall otherwise agree in writing.

                                       II

                        SECURITY, DEFAULTS AND REMEDIES

        2.1 SECURITY FOR PAYMENT. As security for Maker's obligations under this Note, Jeffery Beresford-Wood, an individual ("Beresford-Wood"), as ultimate owner of Maker and Concord General Corporation, a California corporation ("Concord"), is concurrently causing Concord to initially pledge to Transco a minimum of 81% of the


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outstanding stock of Classic Fire & Marine Insurance Company, an Indiana insurance corporation which is the wholly owned subsidiary of Concord ("CF&M"). Such pledge shall be made in accordance with the terms of a pledge agreement in the form attached hereto as Exhibit A (the "Pledge Agreement") which shall be executed by JBW, Beresford-Wood and Concord and delivered to Transco concurrently with Maker's execution of this Note. As additional security for Maker's performance under this Note, Beresford-Wood and Concord shall guarantee Maker's obligations hereunder as described in Section 2.2 below.

        2.2 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note: (A) Any payment due under this Note after January 1, 1997 which is not paid on the date the same becomes due and Maker, Beresford-Wood or Concord has not cured such late payment within sixty (60) days following receipt of notice of non-payment from Transco; (B) Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency or reorganization seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation or other relief with respect to it, or (ii) seeking appointment of a receiver, trustee or custodian for it or for all or any substantial part of its properties or assets; (C) Commencement against Maker of any case, proceeding or other action of a nature referred to in clause (B) above which (i) results in the entry of an order for relief, or an adjudication or appointment described in Clause (B) above, or (ii) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days following its initiation; (D) Beresford-Wood or Concord Commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency or reorganization seeking to have an order for relief entered with respect to him or it, or seeking to adjudicate him or it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation or other relief with respect to him or it, or (ii) seeking appointment of a receiver, trustee or custodian for him or it or for all or any substantial part of his or its properties or assets; (E) Commencement against Beresford-Wood or Concord of any case, proceeding or other action of a nature referred to in clause (D) above which (i) results in the entry of an order for relief, or an adjudication or appointment described in clause (D) above, or (ii) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days following its initiation; or (F) Pledgors refuse to pledge additional assets to maintain the required value of the Collateral hereunder under circumstances where Pledgors do have such additional assets readily available.

Upon the occurrence of an Event of Default as described in clause (A), (D),
(E), or (F) of this Section 2.2, and which is not cured within sixty (60) days following receipt of notice of such Event of Default, the entire unpaid Principal Amount under this Note, together with interest accrued thereon, shall become immediately due and payable without notice or demand. Upon the occurrence of an Event of Default as described in clause (B) or (C) of this
Section 2.2, Beresford-Wood and Concord shall be jointly and severally obligated to make all payments of principal and interest as described in
Article I hereof in the place of Maker and shall assume all other obligations of Maker hereunder. The failure of Maker,





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Beresford-Wood or Concord to maintain the required value of pledged assets following their initial pledge of CF&M Stock and/or Concord Stock under the Pledge Agreement shall not constitute an Event of Default.

     2.3 Default Interest Rate. Following an Event of Default as described in clause (A), (D), (E), or (F) of the foregoing Section 2.2, and which is not cured within sixty (60) days following receipt of notice of such Event of Default from Transco, interest shall accrue on the unpaid principal balance hereunder at a rate equal to nine percent (9%) per annum.

                                      III

                                 OTHER MATTERS

     3.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air or overnight courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail, or, if sent by courier, two days after the date of deposit with such courier, address as follows:




      if to Maker                    (iii)  if to Concord:

      JBW & Co., Inc.                       Concord General Corporation
      1450-C Enea Circle #690               1450-C Enea Circle #690
      Concord, CA 94524-4064                Concord, CA 94524-4064
      Facsimile: (510) 680-1404             Facsimile:         (510) 680-1404
      Attention: Brian Bethke               Attention:         Brian Bethke

(ii)  if to Beresford-Wood:          (iv)   if to Transco:

      Jeffery Beresford-Wood                Transco Syndicate #1 Ltd.
      1450-C Enea Circle #690               311 South Wacker Drive, Suite 500
      Concord, CA 94524-4064                Chicago, IL 60606
      Facsimile:     (510) 680-1404         Facsimile:         (312) 347-1403
                                            Attention: John T. Clark

     3.2 Governing Law. This Note and the rights and duties of Maker, Concord and Beresford-Wood and of the holder and any endorsers hereof shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law.






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     3.3   Authority.  Maker, Concord and Beresford-Wood represent and warrant that they have full power and authority to execute and deliver this Note and that the indebtedness evidenced hereby constitutes their valid and binding obligation, strictly enforceable in accordance with its terms.

     3.4 Attorneys' Fees. If any attorney is engaged (a) to collect the indebtedness evidenced hereby, whether or not legal proceedings are thereafter instituted by Transco; (b) to represent Transco in any bankruptcy, reorganization, receivership, or other proceedings affecting creditor's rights and involving a claim under this Note; (c) to protect the lien under the Pledge Agreement; or (d) to represent Transco in any other proceedings whatsoever in connection with the obligations of Maker, Concord or Beresford-Wood hereunder, then Maker, Concord and Beresford-Wood shall pay to Transco all reasonable attorneys' fees and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

     3.5 Nature of Remedies. Transco's remedies under this Note and under the Pledge Agreement shall be cumulative and concurrent and may be pursued singly, successively, or together against Maker, Concord, Beresford-Wood and any security described in the Pledge Agreement or any portion or combination thereof, and Transco may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Transco's sole discretion. Transco shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by Transco, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or as a waiver of any right or remedy in connection with a subsequent event.

     3.6 Waivers, Consents, Etc. Maker, Concord and Beresford-Wood agree to, (a) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (b) waive all notices in connection with the delivery and acceptance hereof and, except as expressly provided to the contrary herein or in the Pledge Agreement, all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (c) waive any and all lack of diligence and delays in the enforcement of the payment hereof; and (d) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Transco with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof.

     3.7 Successors. This Note shall inure to the benefit of Transco and its successors and assigns and shall be binding upon Maker, Concord, Beresford-Wood and their successors and assigns. Without limiting the generality of the foregoing, Transco, or its successor or assigns, may from time to time and without notice to Maker, Concord or Beresford-Wood, assign any or all of its rights under this Note without in any way affecting or diminishing the obligations of Maker, Concord or Beresford-Wood hereunder.





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     IN WITNESS WHEREOF, Maker, Concord and Beresford-Wood have caused this
Note to be executed as of the date first written above.

                                           JBW & Co., Inc.

                                           By:  Thomas Thie
                                                -----------------------------

                                           Its: President
                                                -----------------------------

                                           Concord General Corporation

                                           By:  Ben D. Bett
                                                -----------------------------

                                           Its: C.E.O.
                                                -----------------------------

                                                Jeffery Beresford-Wood
                                                -----------------------------
                                                Jeffery Beresford-Wood





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